USE OF FUNDS/COLLATERAL PLEDGE

THIS AGREEMENT (the "Agreement") is made and entered into this 26th day of January, by and between **DEFENSE SOLUTIONS HOLDINGS, INC.** (hereinafter referred to as "DSHI"), with its mailing address at 707 Eagleview Boulevard, Suite 100, Exton, Pennsylvania, and **ICLLC Randy ICLLC, INNOVATIVE CONSOLIDATIONS, LLC.**, with its mailing address at 201 N. Franklin, Suite 2000, c/o MacFarlane, Ferguson, McMullen Tampa, Florida 33602 (hereinafter referred to as "ICLLC")

WITNESSETH

WHEREAS, DSHI requires two hundred fifty thousand dollars ($250,000) (the "Funds") for the payment of a performance bond so that DSHI can fully satisfy its contractual requirements of its Purchase and Sale Agreement with regard to contractual arrangement for the purchase and sale of commodities to the Iraqi government and to meet general working capital needs.

WHEREAS, ICLLC is willing to provide the Funds to DSHI on the following terms and conditions;

NOW THEREFORE, in consideration of the premises and of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby stipulate and agree as follows:

1. Performance Bond. The Funds shall be used to arrange for the posting of a Performance Bond by Corporate Funding and to meet general working capital needs.

2. Attorney's Fees. In the event of any collection efforts including litigation arising out of the enforcement or interpretation of this Agreement, the prevailing party in such litigation shall be paid by the losing party all its reasonable expenses, including reasonable attorney's fees and all costs incurred by it.

3. Choice of Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida. The parties hereto consent and agree that State of Florida, shall be the exclusive, proper, and convenient venue for any legal proceeding in federal or state court relating to this Note, and each party waives any defense, whether asserted by motion or pleading, that State of Florida, is an improper or inconvenient venue.

4. Amendments. No amendment, change or modification of any of the terms, provisions or conditions of this Agreement shall be effective unless made in writing and signed on behalf of the parties hereto by their duly authorized agents.

5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and in making proof hereof, it shall not be necessary to produce or account for more than one such counterpart.

6. Due Authorization. DSHI and ICLLC represent to the other that the execution and delivery of this Agreement, and the performance of their obligations hereunder, have been duly

authorized by all necessary individual and corporate action. The individual executing this Agreement on behalf of each party represents to the other that he has been duly and legally authorized to execute this Agreement on behalf of the respective party, and that said acknowledges that such execution legally, commits the party to the terms and conditions contained herein.

7. Binding Effect on Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns. This Agreement shall not be assigned by either party without the prior written consent of the other party. Nothing in the Agreement, express or implied, is intended to confer upon any party, other than the parties hereto (and their respective legal representatives, successors and assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

8. Severability. If any provision of this Agreement is held invalid or unenforceable by operation of law or otherwise, such circumstances shall not have the effect of rendering any of the other provisions of this Agreement invalid or unenforceable

9. Compensation: In, and for, the providing the funds required to arrange for the posting of the performance bond, ICLLC shall receive a flat amount of five hundred thousand dollars ($500,000.00) in addition to the original $250,000 Funds provided. The return of funds and the compensation amount will be paid at the following increments:

- **Three hundred seventy-five thousand dollars ($375,000.00)** after 60 days from the date of funding by ICLLC.
- **Three hundred seventy-five thousand dollars ($375,000.00)** after 90 days from the date of funding by the ICLLC.

In the event repayment of funds and flat amount does not occur within the timeframe specified, the ICLLC has the opportunity to allow the debt to accrue at the highest rate allowable by law (currently 24.9%). The ICLLC can also liquidate the collateral and still allow the amount deficient to cover the funds provided and the compensation to continue to accrue at the default rate. This shall not limit any other remedies allowable by law.

The entire term for the satisfactory completion of this contract is ninety (90) days.

10. Conditions and Collateral: In, and for, ICLLC committing to Fund the purchase of the Performance Bond, DSHI shall:

- Provide a Promissory Note evidencing a corporate guarantee on DSHI letterhead committing to the contract of the funds provided and compensation committed to.
- Pledge and deliver as collateral for funds Defense Solutions Holding Inc. stock at a ratio of two times coverage of the funds provided and compensation committed to.
- Provide a personal guarantee from Col. Timothy & Gina (wife) Ringgold, CEO, Defense Solutions, Inc.

11. Term: The term of this Agreement will be for a period of 90 days from the date of mutual execution of this Agreement.

12. Sole agreement: The parties specifically agree that ICLLC is not a party to, and is not bound in any way by, any of the terms of any agreement between DSHI and General Equity Building Society or the contractual arrangement with the Iraq government. The Funds deposited pursuant to this Agreement are to be governed by the terms contained herein and not from any other agreement.

IN WITNESS WHEREOF, the Maker has caused this Note to be executed by and through its duly authorized officer as of the date written above.

Defense Solutions Holding Inc.

Col. Timothy Ringgold, CEO

Innovative Consolidation, LLC.

Randy Metcalf , as authorized officer

11. Term: The term of this Agreement will be for a period of 90 days from the date of mutual execution of this Agreement.

12. Sole agreement: The parties specifically agree that ICLLC is not a party to, and is not bound in any way by, any of the terms of any agreement between DSHI and General Equity Building Society or the contractual arrangement with the Iraq government. The Funds deposited pursuant to this Agreement are to be governed by the terms contained herein and not from any other agreement.

IN WITNESS WHEREOF, the Maker has caused this Note to be executed by and through its duly authorized officer as of the date written above.

Defense Solutions Holdings Inc.

____
Col. Timothy Ringgold, CEO

Innovative Consolidation, LLC,
a Florida limited liability company

Carter B. McCain

____
Carter B. McCain
As Attorney-in-Fact, Power-of-Attorney
and authorized Agent and Manager of
Innovative Consolidations, LLC